Exhibit 10.3

Power of Attorney

This Power of Attorney (the “Agreement”) is executed in the Chaoyang District of Beijing, the People’s Republic of China, on February 26, 2018, by the following parties.

Party A: Kuke Future International Technology (Beijing) Co., Ltd. (“WFOE”)

Unified Social Credit Code: 91110105MA019CH24W

Address: Room 105, Building 96, No.4 Sanjianfangnanli, Chaoyang District, Beijing

Party B:

1.                  Beijing Geligao Consulting Services Co., Ltd.

Unified Social Credit Code: 91110105062848234W

Legal Representative: He YU

Address: Room 208, Building 96, No.4 Sanjianfangnanli, Chaoyang District, Beijing

2.                  Kunshan Maidun Culture Industry Investment Enterprise (Limited Partnership)

Unified Social Credit Code: 91320583060164613P

Managing Partner: Kunshan Maidun Hengfeng Equity Investment Management Enterprise()

Address: Room 5143 International Finance Building, No. 538 Shang Yin Road, Huaqiao Town

3.                  Tian LV

ID: 110102198212013314

Address: 1-402 Building 17, No.34 Fuwai Street, Xicheng District, Beijing

4.                  Jun MA

ID: 11010519630501181x

Address: 7-401 Building 10, Maizidian Street, Chaoyang District, Beijing

5.                  He YU

ID: 110108197306035737

Address: 2-301, Building 236, Huixinli, Chaoyang District, Beijing

6.                  Peixian TAN

ID: 110105198210254113

Address: No. 101, Unit 3, Building 1, North Lane, Nantaipingzhuang, Chaoyang District, Beijing, China

7.                  Xingping ZUO

ID: 110108196504140015

Address: No. 910, 60th Floor, North Li Shi Road, Xicheng District, Beijing, China

8.                  Rongtao JIANG

ID: 110104197703051612

Address: 501, West Gate 6, 9/F, Caiyuan Dongli, Xuanwu District, Beijing, China

9.                  Jianming JIN

ID: 310223195801100257

Address:No.723, Huaxin Yuan, Dafang Town, Baoshan District, Shanghai, China.

10.           Liwei LIANG

ID: 130423198510014018

Address: No.23 Xiaokang Road, Shazhuang Village, Yanzhaiying Township, Linzhang County, Handan City, Hebei Province, China.

11.           Liping QIU

ID: 110105196409258139

Address: No. 1602, Gate 1, Building 18, Anyuan District, Anhui Beili, Chaoyang District, Beijing, China.

12.           Wei ZHAO

ID: 11010119820721203X

Address: No. 1201, Gate 3, 1st Floor, Anwai Donghayan, Dongcheng District, Beijing, China

13.           Hua XING

ID: 110108196308012307

Address: No. 202, 4th Floor, Zone 7, No. 15A, Wanshou Road, Haidian District, Beijing, China.

14.           Yuanxin XIU

ID: 370883198208030423

Address: No. 1002, Unit 1, Building 7, No. 8, Zhongtancun Avenue, Changping District, Beijing, China

15.           Haoxuan DIAO

ID: 110102197705070427

Address: No.10, Gate 4, Building 2, No.45, Xihuangchenggen South Street, Xicheng District, Beijing, China.

16.           Dingfeng LIU

ID: 410526196311150140

Address: No. 102, Unit 3, Building 5A, Tanghekou Street, Huairou District, Beijing, China

17.           Hanqing HUANG

ID: 310102198308172827

Address: 175 Baidu Road, Huangpu District, Shanghai, China

18.           Zheng TU

ID: 330501197803270015

Address: Room 401, Building 51, East Baiyutan District, Longquan Street, Wuxing District, Huzhou City, Zhejiang Province, China.

Parties B 1-18 above are collectively referred to as the “Target Company Shareholders”.

Party C: Beijing Kuke Music Co., Ltd. (“Target Company”)

Unified Social Credit Code: 91110105717747136P

Address: Room 207, Building 96, No.4 Sanjianfangnanli, Chaoyang District, Beijing

The foregoing Parties A, B and C shall be referred to in this Agreement individually as “Party” and collectively as the “Parties”.

WHEREAS:

1. Party B is a registered shareholder of the Target Company, and Party B holds in aggregate 100% of the equity interest in the Target Company, the shareholding structure of which is shown in Annex 1.

2. WFOE and the Target have concurrently entered into an Exclusive Consulting Service Agreement and an Exclusive Intellectual Property Rights Licensing Agreement as of the date of this Agreement.

3. The parties hereto have executed both the Equity Interest Pledge Agreement and the Exclusive Option Agreement as of the date hereof (this Agreement, the Exclusive Consulting Service Agreement, the Exclusive Intellectual Property Rights Licensing Agreement, the Equity Interest Pledge Agreement and the Exclusive Option Agreement, collectively, the “Contractual Arrangements”).

4. Subject to the terms of this Agreement, the Target Company Shareholders agree to unconditionally and irrevocably appoint WFOE or a person designated by WFOE (the “Nominee”, including, without limitation, directors of WFOE and/or its foreign parent company, successors in place of such directors, and the liquidator) to exercise its rights and obligations with respect to its holdings of the Target Company voting rights and all other shareholder rights arising out of the Target Company’s equity interest; WFOE agrees to accept such proxy.

Accordingly, the parties have agreed to the following in connection with the said proxy.

Article 1 Shareholders’ mandates

1. Target Company’s Shareholders, subject to compliance with the laws and regulations of the PRC, agree to unconditionally and irrevocably authorize WFOE or a nominee to exercise, on behalf of the shareholders of the Target Company, the voting rights of the shareholders of the Target Company in respect of their equity interests in the Target Company and the rights of all other shareholders pursuant to the Articles of Association of the Target Company then in effect (collectively, the “WFOEs”), on the condition that they comply with the laws and regulations of the PRC. “Shareholder Rights”), including, but not limited to.

(1) To propose, on behalf of the Target Company’s shareholders, the convening of and participate in the Target Company’s general meeting of shareholders and sign the minutes and resolutions of the meeting, to exercise voting rights on all matters requiring discussion and resolution at the general meeting of shareholders (including but not limited to the appointment, election or removal of the Target Company’s directors, supervisors and senior management), and to sign, on behalf of the Target Company’s shareholders, all documents requiring the signature of the Target Company’s shareholders and to submit any document to the company’s registrar for filing purposes.

(2) To make resolutions on the disposal of the Target Company’s assets on behalf of the Target Company’s shareholders.

(3) To make resolutions on the dissolution and liquidation of the Target Company on behalf of the Target Company’s shareholders and to form a liquidation group on behalf of the Target Company’s shareholders and to exercise the powers and functions that the liquidation group enjoys during liquidation in accordance with the law, including but not limited to making resolutions on the disposal of the Target Company’s assets.

(4) Deciding to transfer or otherwise dispose of the equity interests in the Target Company held by the shareholders of the Target Company.

(5) other shareholder rights under other applicable PRC laws and regulations (including amendments, changes, additions and re-enactments thereof, whether effective before or after the conclusion of this Agreement) and the Target Company’s Articles of Incorporation (and amendments thereto from time to time).

2. in the event that the Target Company’s shareholders are directors and officers of WFOE or WFOE’s foreign parent company, the Target Company’s shareholders will authorize WFOE, or at the direction of WFOE, to authorize other directors and officers, other than the Target Company’s shareholders, to exercise the rights under Article 1.

The shareholders of the Target Company shall not revoke any mandate and authorization made to WFOE or a nominee, and shall not make any commitment to or enter into any agreement with any third party where such commitment or agreement is in conflict of interest with any agreement entered into between the shareholders of the Target Company and WFOE, and shall ensure that no potential conflict of interest exists between the shareholders of the Target Company and WFOE, and shall not do any act that would result in the Target Company any conflict of interest between the shareholder and WFOE; if such a conflict of interest arises (and WFOE has the sole discretion to determine whether such a conflict of interest arises), the shareholder of the Target Company will, subject to PRC laws and regulations, take any action directed by WFOE to eliminate such conflict of interest, or if such conflict of interest cannot be eliminated (and WFOE has the sole discretion to determine whether such conflict of interest can be eliminated). Subject to the laws and regulations of the PRC, WFOE may exercise the exclusive purchase right under the structured contract.

3. Target Company’s Shareholders undertake that they will not, directly or indirectly (whether by themselves or through any other natural person or legal entity), participate in, or engage in, acquire or hold (in any case whether as shareholders, partners, agents, employees or otherwise) any business which is or may be in competition with the Target Company or any of its subsidiaries or other related parties, or which is or may be in competition with the Target Company or any of its subsidiaries or other related parties, without the written consent of WFOE. in which they have an interest.

4. If WFOE or the Nominee decides to liquidate and dissolve the Target Company pursuant to Article 1.(3) of this Agreement, the Target Company Shareholders shall ensure and urge the Target Company to cooperate with the liquidator in the completion of all relevant liquidation and dissolution proceedings and shall ensure that all assets remaining after the liquidation and dissolution of the Target Company are transferred to WFOE without compensation. The Target Company Shareholders shall cooperate fully with all proceedings or documents required to be performed or executed for the purposes of such liquidation dissolution or transfer.

5. WFOE shall have the right, in its sole discretion, to authorize its Nominees to exercise shareholder rights at any time, and the WFOE shall have the right to remove the Nominees at any time with prior notice to the Target Company’s shareholders. The exercise of the power of attorney by such designated person shall be deemed to be an exercise of such power of attorney by WFOE and shall have the same legal force and effect as the exercise of such power of attorney by WFOE under this Agreement.

6. When WFOE or a nominee exercises shareholder rights on behalf of the Target Company’s shareholders, it shall comply with the provisions of the Target Company’s bylaws and relevant laws.

7. Target Company’s Shareholders covenant not to exercise any shareholder rights without the prior written consent of WFOE; nor to interfere with the exercise of shareholder rights by WFOE or the Nominee, and to use their best efforts to cooperate with WFOE or the Nominee in the exercise of such rights. The Target Company Shareholders further agree to promptly execute all agreements, resolutions and other documents reasonably necessary and to perform all actions reasonably necessary to enforce this Agreement and to assist WFOE or the Nominee in the exercise of its rights as a Shareholder.

8. the Target Company Shareholders agree that WFOE or the Nominee may exercise the Shareholder Rights at its own discretion without prior consultation with the Target Company Shareholders, and that the exercise of such proxy by WFOE or the Nominee shall be deemed to be the act of the Target Company Shareholders and the execution of the documents by WFOE or the Nominee shall be deemed to be the execution of the Target Company Shareholders. Each shareholder acknowledges and recognizes the consequences arising from the exercise of the above-mentioned power of attorney by WFOE or the nominee, and shall bear the corresponding legal responsibilities and consequences.

9. Target Company Shareholders shall each sign an authorization in substance identical to Annex II to this Agreement, authorizing WFOE or the Nominee to exercise the Shareholder Rights. If, at any time during the term of this Agreement, WFOE notifies the Target Shareholders in writing of the termination of the authorization of a particular Nominee, the Target Company Shareholders shall immediately terminate the authorization of such Nominee and separately authorize another person designated by WFOE to exercise the rights agreed upon in Article 1.1 of this Agreement.

10. At any time during the term of this Agreement, if for any reason (other than default by the Target Company Shareholders), the grant or exercise of such rights by the shareholders is prevented from being realized, the Parties shall immediately seek alternatives that most closely resemble the provisions of this Agreement and, if necessary, enter into a supplemental agreement to amend or adjust the terms of this Agreement to ensure that the purposes of this Agreement may continue to be achieved.

11. For the purpose of exercising its delegated rights under this Agreement, WFOE or the Nominee shall have the right to obtain information on the operations, business, customers, finances, employees, etc. of the Target Company and to inspect relevant materials of the Target Company. The Target Company shall cooperate with such access.

Article 2 Duration of the mandate

1. This Agreement shall be effective from the date it is signed by the parties and completed on the date each of the Contractual Arrangements is signed until WFOE has terminated this Agreement in writing or the entire equity interest in the Target Company held by the Shareholders of the Target Company has been legally and validly transferred to WFOE and/or the Nominee (i.e. the entire equity interest in the Target Company is shown to be registered in the name of WFOE and/or the Nominee in the Business Register) or the Target Company’s The date on which all assets have been legally and validly transferred to the ownership of WFOE and/or the Nominee.

2. No shareholder of the Target Company may transfer his or her shareholding (whether in part or in whole) to any institution or person other than WFOE, unless such institution or person is designated by WFOE. If any one of the Target Company Shareholders has the prior written consent of WFOE to transfer all of its equity interests in the Target Company and has completed the delivery of the equity transfer, such party will cease to be a party to this Agreement, but the obligations and commitments of the other Target Company Shareholders under this Agreement shall not be affected in any way. Any transfer of equity interests in the Target Company (whether partial or total) by the Target Company’s shareholders shall be conditioned upon the transferee undertaking that it will assume all of the rights and obligations of the transferor under this Agreement and cause the transferee to replace the transferor as a party to this Agreement.

Article 3 Representations and warranties

1. Each party to this Agreement makes the following representations and warranties to the other parties.

(1) The party is an entity established in accordance with legal procedures and is validly subsisting, with the relevant formalities complete, or is an entity with full civil acts and rights, or is a natural person of Chinese nationality with full civil acts and rights.

(2) Its authority to enter into this Agreement and to perform its obligations hereunder.

(3) Such party has granted its authorized representative the right to sign this Agreement and the terms of this Agreement shall be legally binding upon it as of the Effective Date.

(4) The execution, delivery, and performance of this Agreement: (i) will not conflict with or violate the provisions of (A) its business license, bylaws, license, approval of its incorporation by a governmental authority, agreement relating to its incorporation, or any other programmatic document, (B) any Chinese law or any other document to which it is bound, after notice thereof or the passage of time. law, (C) any contract or other document to which it is a party or to which it is bound or to which its assets are bound, either individually or jointly; (ii) does not result in the creation of any encumbrance or other encumbrance of rights over its assets or entitle any third party to create any encumbrance or encumbrance of rights over its assets other than those created on the Target Company’s equity pursuant to the Equity Interest Pledge Agreement entered into by the parties as of the date of this Agreement Pledge and the Exclusive Purchase Rights created by the Exclusive Option Agreement; (iii) will not result in the termination or modification of the terms of any contract or other document to which it is a party or to which it is bound or to which its assets are bound, or in the right of any other third party to terminate or modify the terms of such document; (iv) will not result in the suspension, revocation of any governmental approvals, permits, registrations, etc. applicable to it, the damage, confiscation or non-renewal after expiry.

(5) There is no litigation, arbitration or other judicial or administrative proceeding that has occurred and is pending that would affect the ability of such party to perform its obligations under this Agreement, and no threat of such action is known to such party.

(6) Such party has disclosed to the other party all documents issued by any governmental agency that could materially and adversely affect its ability to fully perform its obligations under this Agreement, and no misrepresentation or omission of any material fact is contained in any document previously provided by such party to the other party.

(7) Upon WFOE’s request, such party will execute all necessary documents to the satisfaction of WFOE, take all necessary actions to cooperate with WFOE in the completion of the transfer of the Target Company’s shares.

2. Target Company Shareholders warrant to WFOE that it is a Shareholder of the Target Company registered in the business register and included in the Register of Shareholders at the time this Agreement becomes effective. Pursuant to this Agreement, WFOE may fully exercise its rights in accordance with the Articles of Association of the Target Company as well as laws and regulations in effect at the time.

3. Target Company Shareholders warrant to WFOE that it has made and caused its shareholders (including indirect shareholders and beneficial interest holders), directors and partners (as applicable) to make all appropriate arrangements and sign all necessary documents to ensure that in the event of (a) a merger, demerger, dissolution, liquidation, cancellation and/or (b) a change in the controlling shareholder or general partner or beneficial owner, or (c) In the event of other circumstances that may affect the exercise of their shareholdings, their successors, liquidation groups, creditors and other persons who may acquire shareholdings or related rights as a result cannot influence or hinder the performance of this Agreement. Each Target Company Shareholder warrants to WFOE that it has made and caused its shareholders (including indirect shareholders and beneficial interest holders), directors and partners (as applicable) to make all proper arrangements and execute all documents required to facilitate the effective survival of such Target Company Shareholder.

4. In the event of a change in the controlling shareholder (or general partner) or beneficial owner of a particular Target Company Shareholder, such Target Company Shareholder shall obtain the prior consent of WFOE, provided that WFOE shall not withhold its consent if the proposed new controlling shareholder (or general partner) or beneficial owner consents in writing and undertakes to procure the continuation of this Agreement by such Target Company Shareholder.

5. In the event of a merger, demerger, dissolution, liquidation, filing for bankruptcy, or cancellation of a particular Target Company Shareholder, such Target Company Shareholder shall obtain the prior consent of WFOE, but WFOE shall not withhold its consent in the event that such Target Company Shareholder’s successor consents in writing and undertakes to cause such Target Company Shareholder to continue to perform under this Agreement.

6. Target Company Shareholder warrants to WFOE that in the event of death, divorce, bankruptcy, liquidation or other circumstances that may affect the exercise of his or her directly or indirectly held equity interest in the Target Company, his or her spouse, heirs, liquidators and any other person/entity who directly or indirectly acquires an equity interest or related interest as a result of such event will not impair or hinder the performance of this Agreement.

7. Target Company shareholders warrant to WFOE that they hereby waive their shareholder rights and that they shall not exercise such rights on their own.

8. WFOE warrants that it will exercise the exclusive right to purchase under the Exclusive Option Agreement as soon as possible from the date on which the PRC law allows foreign investors to directly or indirectly hold shares to operate the business of the Target Company, in order for WFOE to directly operate the business of the Target Company or to directly hold a corporate equity interest in the Target Company and to terminate the structured contract with the Target Company and other related parties.

9. If the representations and warranties of either party are untrue or inaccurate, they shall constitute a material breach by such party.

Article 4 Liability for breach of contract

1. The Parties agree and acknowledge that a material breach by either party (hereinafter referred to as the “Defaulting Party”) of any of the undertakings made under this Agreement, or a material failure or delay in performance of any of its obligations under this Agreement, shall constitute a default under this Agreement and the Defaulting Party shall be entitled to require the Defaulting Party to rectify or Take Remedial Measures. If the breaching party fails to correct or remedy the breach within a reasonable period of time or within 10 days after written notice to the breaching party and a request for correction, the complying party shall have the right, at its sole discretion, to.

(1) WFOE shall have the right to terminate this Agreement and seek damages from the Defaulting Party if the Target Company Shareholder or the Target Company is the Defaulting Party.

(2) In the event that WFOE is the defaulting party, the party in compliance shall have the right to seek damages from WFOE, but it shall not have any right to terminate or rescind this Agreement under any circumstances unless otherwise provided by law.

2. Notwithstanding the foregoing, the parties agree and acknowledge that in no event shall the Target Company and the Target Company Shareholders be entitled to terminate this Agreement for any reason whatsoever, unless otherwise provided or agreed by law or this Agreement. The validity of this clause shall not be affected by the termination of this Agreement.

Article 5 Exclusion and indemnification

1. The parties acknowledge that WFOE or the Nominee shall not be held liable or be required to indemnify the other parties to this Agreement in any way, financial or otherwise, in connection with the exercise of the shareholder rights.

2. the Target Company Shareholders and the Target Company agree to indemnify and hold harmless WFOE or the Nominee from and against all losses suffered by WFOE or the Nominee as a result of the exercise of its shareholder rights, including, without limitation, any losses arising from any lawsuit, charge or claim brought against it by any third party, or from any administrative investigation or sanction by any governmental authority. Provided, however, that no indemnification shall be made for losses that arise out of the willful or gross negligence of the WFOE or Nominee.

Article 6 Application of Law and Dispute Resolution

1. The conclusion, entry into force, interpretation and dispute settlement of this Agreement shall be governed by PRC law.

2. All disputes under this Agreement shall first be settled through friendly consultation. If the dispute is not settled by negotiation within thirty (30) days after the dispute arises, either party shall have the right to submit the dispute to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in Beijing by three arbitrators in accordance with the arbitration rules in force at the time of the application. The arbitral award shall be final and binding on all parties to the arbitration. While the arbitration is in progress, each party shall continue to perform its obligations under this Agreement, except for the matter or obligation under dispute.

3. If necessary, the arbitration institution shall have the right, prior to making a final decision on the dispute between the parties, to grant WFOE appropriate legal remedies under its authority by either awarding the defaulting party immediate cessation of the default or awarding the defaulting party not to engage in conduct that would cause further damage to the defending party, including: (1) awarding such remedies against the equity or assets of Target Company; (2) awarding such remedies against the equity or assets of Target Company (e.g., to order the Festival Culture to remain in operation or to compel the transfer of assets); (3) awarding the dissolution or liquidation of the Target Company.

4. Subject to PRC law, and on the condition that complying with PRC laws, regulations and valid arbitration rules, a court of competent jurisdiction (i.e. the courts of the PRC, the Hong Kong Special Administrative Region of the PRC, the Cayman Islands and the location of the parties’ principal assets) shall have the authority to grant interim relief (e.g. preservation of property, preservation of evidence) in support of the arbitration prior to the constitution of the arbitral tribunal or in appropriate circumstances, ex officio. Or, on the basis of an interlocutory decision of the arbitral institution, to rule that the breaching party immediately ceases the breach or that the breaching party refrains from acts that would cause further damage to the complying party.

Article 7 Confidentiality

1. The Confidential Information (including, but not limited to, business information, customer information, financial information, contracts, etc.) of a party (the “Disclosing Party”) has been or may be disclosed from time to time to the other party (the “Recipient”) prior to the conclusion of this Agreement and during the term of this Agreement. . The Recipient must maintain the confidentiality of the Confidential Information and shall not use the Confidential Information for any purpose other than as expressly provided herein. The foregoing confidentiality provisions shall not apply to information (a) that the Recipient has evidence that it had lawful possession of such information prior to its disclosure to the Disclosing Party; (b) that such information is or will be in the public domain not as a result of the Recipient’s breach of this Agreement; (c) that the Recipient has obtained such information from a third party who is not under a duty of confidentiality with respect to such information; and (d) that any party, in accordance with applicable laws, regulations or regulatory requirements or disclosed to its employees, agents, legal counsel or financial advisors in connection with its normal operations (provided that the Recipient shall ensure that such persons comply with the relevant terms and conditions of this Agreement and shall assume any liability arising from any breach by such persons of the relevant terms and conditions of this Agreement).

2. The above obligations of confidentiality are ongoing for the parties to this Agreement and shall not be terminated by the termination of this Agreement.

Article 8 Other Terms and Conditions

1. Each party shall complete the approval and registration procedures for the extension of the term of operation no later than 3 months prior to the expiry of the term of operation so that this Agreement shall remain in force.

2. During the term of this Agreement, one party may not assign its rights or obligations under this Agreement, in part or in whole, to any third party without the prior written consent of the other party, except that WFOE shall have the right to assign all or part of its rights and obligations under this Agreement.

3. If any provision of this Agreement is invalid, illegal or unenforceable under Chinese law, all other provisions of this Agreement shall remain in full force and effect. In the event that any provision of this Agreement is held to be invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith and amend this Agreement to achieve the original intent of the parties as nearly as possible in an acceptable manner.

4. If any amendment to this Agreement is proposed by the relevant regulatory authority, the parties shall negotiate an amendment to this Agreement accordingly.

5. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, talks and agreements between the parties with respect to such subject matter.

6. Failure or delay by a party to exercise a right under this Agreement shall not constitute a waiver of that right and shall not prevent the party from exercising that right again in the future if it has already exercised or partially exercised that right.

7. This Agreement shall be legally binding upon the parties hereto and their lawful successors and assigns.

8. The Parties may enter into supplemental agreements in connection with this Agreement and its related matters. Any amendment, supplement to this Agreement must be in writing and, except for the assignment by WFOE of its rights under this Agreement pursuant to Article 8.2, no amendment, supplement to this Agreement shall become effective until duly signed by the parties hereto. If any modification or supplement to this Agreement is required by law to obtain a license and/or registration or filing with any governmental agency, the parties shall obtain such license and/or complete such registration or filing in accordance with law.

9. This Agreement shall be written in Chinese in 21 original copies, one copy for each of the parties, and others shall be retained by the Target Company and shall be of equal legal effect.

(No text below, followed by the signature page)

Annex I

Share structure of Beijing Kuke Music Co., Ltd

No.	Name	Amount	Percentage
1.	Beijing Geligao Consulting Services Co., Ltd.	578,967	3.5709%
2.	Kunshan Maidun Culture Industry Investment Enterprise (Limited Partnership)	1,448,511	8.9341%
3.	TIAN LV	244,000	1.5049%
4.	JUN MA	552,479	3.4076%
5.	HE YU	5,762,723	35.5433%
6.	PEIXIAN TAN	98,548	0.6079%
7.	XINGPING ZUO	4,201,335	25.9129%
8.	RONGTAO JIANG	78,548	0.4845%
9.	JIANMING JIN	1,464,786	9.0345%
10.	LIWEI LIANG	78,548	0.4845%
11.	LIPING QIU	195,000	1.2027%
12.	WEI ZHAO	10,000	0.0617%
13.	HUA XING	687,515	4.2404%
14.	YUANXIN XIU	10,000	0.0617%
15.	HAOXUAN DIAO	162,804	1.0041%
16.	HANQING HUANG	282,511	1.7425%
17.	DINGFENG LIU	200,000	1.2336%
18.	ZHENG TU	157,000	0.9683%
	Total	16,213,275	100%

Annex II

Authorization

Beijing Geligao Consulting Services Co., Ltd., Kunshan Maidun Culture Industry Investment Enterprise (Limited Partnership), Tian LV, Jun MA, He YU, Peixian TAN, Xingping ZUO, Rongtao JIANG, Jianming JIN, Liwei LIANG, Liping QIU, Wei ZHAO, Hua XING, Yuanxin XIU, Haoxuan DIAO, Hanqing HUANG, Dingfeng LIU, Zheng TU, Beijing Kuke Music Co., Ltd. and Kuke Future International Technology (Beijing) Co., Ltd. has signed the Power of Attorney on [date]. In accordance with the agreement, the Company/I hereby issue this Authorization.

The Company/I, as a shareholder holding a total of 100% equity interest in Beijing Kuke Music Co., Ltd. (“Kuke Music”), hereby unconditionally and irrevocably authorize WFOE and any of its authorized directors, successors or liquidators (hereinafter referred to as the “Representatives”), as the sole representative of the Company/I, to exercise all shareholder voting rights and other shareholder rights enjoyed by the Company/I in Music Festival Culture in accordance with the Articles of Association of Music Festival Culture and relevant laws, including but not limited to:

1. to propose, on behalf of the Company/I, to convene and participate in the general meeting of Music Festival Culture and to sign the minutes and resolutions of the meeting, to exercise the right to vote on all matters requiring discussion and resolution at the general meeting (including but not limited to the appointment, election or removal of directors, supervisors and senior management of the target company), and to sign on behalf of the Company/I any document requiring the signature of the shareholders of Music Festival Culture and to submit to the Company any document requiring the signature of the shareholders of Music Festival Culture. (ii) Any document submitted by the registry authority for filing purposes.

2. to make resolutions on behalf of the Company/I on the disposal of the cultural assets of Kuke Music.

3. to make resolutions on behalf of the Company/I with respect to the dissolution and liquidation of Kuke Music and to form a liquidation group on behalf of the Company/I and to exercise the powers of the liquidation group during the liquidation in accordance with the law, including but not limited to making resolutions with respect to the disposal of the assets of Kuke Music.

4. to decide to transfer or otherwise dispose of the Company’s/my shareholding in the Kuke Music.

5. any other rights of shareholders to which the Company/I am entitled by virtue of the Articles of Incorporation of Kuke Music or by law.

The Company/I hereby agrees and acknowledges that the Representative shall have full authority to exercise the rights within the above authority in such manner as the Company/I deem appropriate and the Company/I undertake to accept the obligations or liabilities arising from the exercise of such rights by the Representative. All acts done by the Representative in connection with the Company’s/my shareholding shall be deemed to be the Company’s/my own acts and all documents signed by the Representative shall be deemed to be signed by the Company/my own. The Representative may do all such acts on his or her own volition and without seeking the prior consent of the Company/me. For the avoidance of doubt, if necessary (e.g. to meet governmental requirements for approval, registration or filing of documents), the Company/I will provide full assistance to the representative in exercising the power of attorney, including the timely execution of relevant legal documents.

This authorization shall be effective from the date of signature by the Company/I, and shall remain valid during the period of validity of the Agreement.

The authorization is hereby given.

(No text below, followed by signature page)

Power of Attorney

This Power of Attorney (the “Agreement”) is executed in the Chaoyang District of Beijing, the People’s Republic of China, on February 28, 2020, by the following parties.

PARTY A: Beijing Lecheng Future Culture Communications Co., Ltd. (“WFOE”)

Unified Social Credit Code: 91110105MA01P1Q96Y

Address: Room 402, 4/F, Building 96, No.4 Sanjianfangnanli, Chaoyang District, Beijing

PARTY B:

1.  Ningbo Huaqiang Ruizhe Investment Partnership (Limited Partnership)

Unified Social Credit Code: 91330206MA281W0HXN

Address: G2130, A-401, Building 1, No.88, Qixing Road, Meishan, Beilun District, Ningbo, Zhejiang Province

2. Suzhou Fengqiao Jichu Chuangye Investment Partnership (Limited Partnership)

Unified Social Credit Code: 91320509MA1X8HL53Q

Address: 2F, Building 3, Taihu New City Technopark, No.18 Suzhou River Road, Wujiang District, Suzhou Province

3. Tianjin Shengxin Enterprise Management Consulting Partnership (Limited Partnership)

Unified Social Credit Code: 91320509MA1X8HL53Q

Address: 464 East Government Road, Huanghuadian Town, Wuqing District, Tianjin

4. Long YU

ID: 310104196407011635

Address: 5-1273 Huaihai Middle Road, Xuhui District, Shanghai

5. He YU

ID: 110108197306035737

Address: 2-301, Building 236, Huixinli, Chaoyang District,        Beijing

6. Zheng TU

ID: 330501197803270015

Address: Room 401, Building 51, East Baiyutan District, Longquan, Wuxing District, Huzhou City, Zhejiang Province

Parties B 1-6 above are collectively referred to as the “Target Company Shareholders”.

PARTY C: Beijing Music Festival Culture Communications Co., Ltd. (“Target Company”)

Unified Social Credit Code: 91110105754181557D

Address: Room 401, 4/F, Building 96, No.4 Sanjianfangnanli, Chaoyang District, Beijing

The foregoing Parties A, B and C shall be referred to in this Agreement individually as “Party” and collectively as the “Parties”.

WHEREAS:

1. Party B is a registered shareholder of the Target Company, and Party B holds in aggregate 100% of the equity interest in the Target Company, the shareholding structure of which is shown in Annex 1.

2. WFOE and the Target have concurrently entered into an Exclusive Consulting Service Agreement as of the date of this Agreement.

3. The parties hereto have executed both the Equity Interest Pledge Agreement and the Exclusive Option Agreement as of the date hereof (this Agreement, the Exclusive Consulting Service Agreement, the Equity Interest Pledge Agreement and the Exclusive Option Agreement, collectively, the “Contractual Arrangements”).

4. Subject to the terms of this Agreement, the Target Company Shareholders agree to unconditionally and irrevocably appoint WFOE or a person designated by WFOE (the “Nominee”, including, without limitation, directors of WFOE and/or its foreign parent company, successors in place of such directors, and the liquidator) to exercise its rights and obligations with respect to its holdings of the Target Company voting rights and all other shareholder rights arising out of the Target Company’s equity interest; WFOE agrees to accept such proxy.

Accordingly, the parties have agreed to the following in connection with the said proxy.

Article 1 Shareholders’ mandates

1. Target Company’s Shareholders, subject to compliance with the laws and regulations of the PRC, agree to unconditionally and irrevocably authorize WFOE or a nominee to exercise, on behalf of the shareholders of the Target Company, the voting rights of the shareholders of the Target Company in respect of their equity interests in the Target Company and the rights of all other shareholders pursuant to the Articles of Association of the Target Company then in effect (collectively, the “WFOEs”), on the condition that they comply with the laws and regulations of the PRC. “Shareholder Rights”), including, but not limited to.

(1) To propose, on behalf of the Target Company’s shareholders, the convening of and participate in the Target Company’s general meeting of shareholders and sign the minutes and resolutions of the meeting, to exercise voting rights on all matters requiring discussion and resolution at the general meeting of shareholders (including but not limited to the appointment, election or removal of the Target Company’s directors, supervisors and senior management), and to sign, on behalf of the Target Company’s shareholders, all documents requiring the signature of the Target Company’s shareholders and to submit any document to the company’s registrar for filing purposes.

(2) To make resolutions on the disposal of the Target Company’s assets on behalf of the Target Company’s shareholders.

(3) To make resolutions on the dissolution and liquidation of the Target Company on behalf of the Target Company’s shareholders and to form a liquidation group on behalf of the Target Company’s shareholders and to exercise the powers and functions that the liquidation group enjoys during liquidation in accordance with the law, including but not limited to making resolutions on the disposal of the Target Company’s assets.

(4) Deciding to transfer or otherwise dispose of the equity interests in the Target Company held by the shareholders of the Target Company.

(5) other shareholder rights under other applicable PRC laws and regulations (including amendments, changes, additions and re-enactments thereof, whether effective before or after the conclusion of this Agreement) and the Target Company’s Articles of Incorporation (and amendments thereto from time to time).

2. in the event that the Target Company’s shareholders are directors and officers of WFOE or WFOE’s foreign parent company, the Target Company’s shareholders will authorize WFOE, or at the direction of WFOE, to authorize other directors and officers, other than the Target Company’s shareholders, to exercise the rights under Article 1. The shareholders of the Target Company shall not revoke any mandate and authorization made to WFOE or a nominee, and shall not make any commitment to or enter into any agreement with any third party where such commitment or agreement is in conflict of interest with any agreement entered into between the shareholders of the Target Company and WFOE, and shall ensure that no potential conflict of interest exists between the shareholders of the Target Company and WFOE, and shall not do any act that would result in the Target Company any conflict of interest between the shareholder and WFOE; if such a conflict of interest arises (and WFOE has the sole discretion to determine whether such a conflict of interest arises), the shareholder of the Target Company will, subject to PRC laws and regulations, take any action directed by WFOE to eliminate such conflict of interest, or if such conflict of interest cannot be eliminated (and WFOE has the sole discretion to determine whether such conflict of interest can be eliminated). Subject to the laws and regulations of the PRC, WFOE may exercise the exclusive purchase right under the structured contract.

3. Target Company’s Shareholders undertake that they will not, directly or indirectly (whether by themselves or through any other natural person or legal entity), participate in, or engage in, acquire or hold (in any case whether as shareholders, partners, agents, employees or otherwise) any business which is or may be in competition with the Target Company or any of its subsidiaries or other related parties, or which is or may be in competition with the Target Company or any of its subsidiaries or other related parties, without the written consent of WFOE. in which they have an interest.

4. If WFOE or the Nominee decides to liquidate and dissolve the Target Company pursuant to Article 1.(3) of this Agreement, the Target Company Shareholders shall ensure and urge the Target Company to cooperate with the liquidator in the completion of all relevant liquidation and dissolution proceedings and shall ensure that all assets remaining after the liquidation and dissolution of the Target Company are transferred to WFOE without compensation. The Target Company Shareholders shall cooperate fully with all proceedings or documents required to be performed or executed for the purposes of such liquidation dissolution or transfer.

5. WFOE shall have the right, in its sole discretion, to authorize its Nominees to exercise shareholder rights at any time, and the WFOE shall have the right to remove the Nominees at any time with prior notice to the Target Company’s shareholders. The exercise of the power of attorney by such designated person shall be deemed to be an exercise of such power of attorney by WFOE and shall have the same legal force and effect as the exercise of such power of attorney by WFOE under this Agreement.

6. When WFOE or a nominee exercises shareholder rights on behalf of the Target Company’s shareholders, it shall comply with the provisions of the Target Company’s bylaws and relevant laws.

7. Target Company’s Shareholders covenant not to exercise any shareholder rights without the prior written consent of WFOE; nor to interfere with the exercise of shareholder rights by WFOE or the Nominee, and to use their best efforts to cooperate with WFOE or the Nominee in the exercise of such rights. The Target Company Shareholders further agree to promptly execute all agreements, resolutions and other documents reasonably necessary and to perform all actions reasonably necessary to enforce this Agreement and to assist WFOE or the Nominee in the exercise of its rights as a Shareholder.

8. the Target Company Shareholders agree that WFOE or the Nominee may exercise the Shareholder Rights at its own discretion without prior consultation with the Target Company Shareholders, and that the exercise of such proxy by WFOE or the Nominee shall be deemed to be the act of the Target Company Shareholders and the execution of the documents by WFOE or the Nominee shall be deemed to be the execution of the Target Company Shareholders. Each shareholder acknowledges and recognizes the consequences arising from the exercise of the above-mentioned power of attorney by WFOE or the nominee, and shall bear the corresponding legal responsibilities and consequences.

9. Target Company Shareholders shall each sign an authorization in substance identical to Annex II to this Agreement, authorizing WFOE or the Nominee to exercise the Shareholder Rights. If, at any time during the term of this Agreement, WFOE notifies the Target Shareholders in writing of the termination of the authorization of a particular Nominee, the Target Company Shareholders shall immediately terminate the authorization of such Nominee and separately authorize another person designated by WFOE to exercise the rights agreed upon in Article 1.1 of this Agreement.

10. At any time during the term of this Agreement, if for any reason (other than default by the Target Company Shareholders), the grant or exercise of such rights by the shareholders is prevented from being realized, the Parties shall immediately seek alternatives that most closely resemble the provisions of this Agreement and, if necessary, enter into a supplemental agreement to amend or adjust the terms of this Agreement to ensure that the purposes of this Agreement may continue to be achieved.

11. For the purpose of exercising its delegated rights under this Agreement, WFOE or the Nominee shall have the right to obtain information on the operations, business, customers, finances, employees, etc. of the Target Company and to inspect relevant materials of the Target Company. The Target Company shall cooperate with such access.

Article 2 Duration of the mandate

1. This Agreement shall be effective from the date it is signed by the parties and completed on the date each of the Contractual Arrangements is signed until WFOE has terminated this Agreement in writing or the entire equity interest in the Target Company held by the Shareholders of the Target Company has been legally and validly transferred to WFOE and/or the Nominee (i.e. the entire equity interest in the Target Company is shown to be registered in the name of WFOE and/or the Nominee in the Business Register) or the Target Company’s The date on which all assets have been legally and validly transferred to the ownership of WFOE and/or the Nominee.

2. No shareholder of the Target Company may transfer his or her shareholding (whether in part or in whole) to any institution or person other than WFOE, unless such institution or person is designated by WFOE. If any one of the Target Company Shareholders has the prior written consent of WFOE to transfer all of its equity interests in the Target Company and has completed the delivery of the equity transfer, such party will cease to be a party to this Agreement, but the obligations and commitments of the other Target Company Shareholders under this Agreement shall not be affected in any way. Any transfer of equity interests in the Target Company (whether partial or total) by the Target Company’s shareholders shall be conditioned upon the transferee undertaking that it will assume all of the rights and obligations of the transferor under this Agreement and cause the transferee to replace the transferor as a party to this Agreement.

Article 3 Representations and warranties

1. Each party to this Agreement makes the following representations and warranties to the other parties.

(1) The party is an entity established in accordance with legal procedures and is validly subsisting, with the relevant formalities complete, or is an entity with full civil acts and rights, or is a natural person of Chinese nationality with full civil acts and rights.

(2) Its authority to enter into this Agreement and to perform its obligations hereunder.

(3) Such party has granted its authorized representative the right to sign this Agreement and the terms of this Agreement shall be legally binding upon it as of the Effective Date.

(4) The execution, delivery, and performance of this Agreement: (i) will not conflict with or violate the provisions of (A) its business license, bylaws, license, approval of its incorporation by a governmental authority, agreement relating to its incorporation, or any other programmatic document, (B) any Chinese law or any other document to which it is bound, after notice thereof or the passage of time. law, (C) any contract or other document to which it is a party or to which it is bound or to which its assets are bound, either individually or jointly; (ii) does not result in the creation of any encumbrance or other encumbrance of rights over its assets or entitle any third party to create any encumbrance or encumbrance of rights over its assets other than those created on the Target Company’s equity pursuant to the Equity Interest Pledge Agreement entered into by the parties as of the date of this Agreement Pledge and the Exclusive Purchase Rights created by the Exclusive Option Agreement; (iii) will not result in the termination or modification of the terms of any contract or other document to which it is a party or to which it is bound or to which its assets are bound, or in the right of any other third party to terminate or modify the terms of such document; (iv) will not result in the suspension, revocation of any governmental approvals, permits, registrations, etc. applicable to it, the damage, confiscation or non-renewal after expiry.

(5) There is no litigation, arbitration or other judicial or administrative proceeding that has occurred and is pending that would affect the ability of such party to perform its obligations under this Agreement, and no threat of such action is known to such party.

(6) Such party has disclosed to the other party all documents issued by any governmental agency that could materially and adversely affect its ability to fully perform its obligations under this Agreement, and no misrepresentation or omission of any material fact is contained in any document previously provided by such party to the other party.

(7) Upon WFOE’s request, such party will execute all necessary documents to the satisfaction of WFOE, take all necessary actions to cooperate with WFOE in the completion of the transfer of the Target Company’s shares.

2. Target Company Shareholders warrant to WFOE that it is a Shareholder of the Target Company registered in the business register and included in the Register of Shareholders at the time this Agreement becomes effective. Pursuant to this Agreement, WFOE may fully exercise its rights in accordance with the Articles of Association of the Target Company as well as laws and regulations in effect at the time.

3. Target Company Shareholders warrant to WFOE that it has made and caused its shareholders (including indirect shareholders and beneficial interest holders), directors and partners (as applicable) to make all appropriate arrangements and sign all necessary documents to ensure that in the event of (a) a merger, demerger, dissolution, liquidation, cancellation and/or (b) a change in the controlling shareholder or general partner or beneficial owner, or (c) In the event of other circumstances that may affect the exercise of their shareholdings, their successors, liquidation groups, creditors and other persons who may acquire shareholdings or related rights as a result cannot influence or hinder the performance of this Agreement. Each Target Company Shareholder warrants to WFOE that it has made and caused its shareholders (including indirect shareholders and beneficial interest holders), directors and partners (as applicable) to make all proper arrangements and execute all documents required to facilitate the effective survival of such Target Company Shareholder.

4. In the event of a change in the controlling shareholder (or general partner) or beneficial owner of a particular Target Company Shareholder, such Target Company Shareholder shall obtain the prior consent of WFOE, provided that WFOE shall not withhold its consent if the proposed new controlling shareholder (or general partner) or beneficial owner consents in writing and undertakes to procure the continuation of this Agreement by such Target Company Shareholder.

5. In the event of a merger, demerger, dissolution, liquidation, filing for bankruptcy, or cancellation of a particular Target Company Shareholder, such Target Company Shareholder shall obtain the prior consent of WFOE, but WFOE shall not withhold its consent in the event that such Target Company Shareholder’s successor consents in writing and undertakes to cause such Target Company Shareholder to continue to perform under this Agreement.

6. Target Company Shareholder warrants to WFOE that in the event of death, divorce, bankruptcy, liquidation or other circumstances that may affect the exercise of his or her directly or indirectly held equity interest in the Target Company, his or her spouse, heirs, liquidators and any other person/entity who directly or indirectly acquires an equity interest or related interest as a result of such event will not impair or hinder the performance of this Agreement.

7. Target Company shareholders warrant to WFOE that they hereby waive their shareholder rights and that they shall not exercise such rights on their own.

8. WFOE warrants that it will exercise the exclusive right to purchase under the Exclusive Option Agreement as soon as possible from the date on which the PRC law allows foreign investors to directly or indirectly hold shares to operate the business of the Target Company, in order for WFOE to directly operate the business of the Target Company or to directly hold a corporate equity interest in the Target Company and to terminate the structured contract with the Target Company and other related parties.

9. If the representations and warranties of either party are untrue or inaccurate, they shall constitute a material breach by such party.

Article 4 Liability for breach of contract

1. The Parties agree and acknowledge that a material breach by either party (hereinafter referred to as the “Defaulting Party”) of any of the undertakings made under this Agreement, or a material failure or delay in performance of any of its obligations under this Agreement, shall constitute a default under this Agreement and the Defaulting Party shall be entitled to require the Defaulting Party to rectify or Take Remedial Measures. If the breaching party fails to correct or remedy the breach within a reasonable period of time or within 10 days after written notice to the breaching party and a request for correction, the complying party shall have the right, at its sole discretion, to.

(1) WFOE shall have the right to terminate this Agreement and seek damages from the Defaulting Party if the Target Company Shareholder or the Target Company is the Defaulting Party.

(2) In the event that WFOE is the defaulting party, the party in compliance shall have the right to seek damages from WFOE, but it shall not have any right to terminate or rescind this Agreement under any circumstances unless otherwise provided by law.

2. Notwithstanding the foregoing, the parties agree and acknowledge that in no event shall the Target Company and the Target Company Shareholders be entitled to terminate this Agreement for any reason whatsoever, unless otherwise provided or agreed by law or this Agreement. The validity of this clause shall not be affected by the termination of this Agreement.

Article 5 Exclusion and indemnification

1. The parties acknowledge that WFOE or the Nominee shall not be held liable or be required to indemnify the other parties to this Agreement in any way, financial or otherwise, in connection with the exercise of the shareholder rights.

2. the Target Company Shareholders and the Target Company agree to indemnify and hold harmless WFOE or the Nominee from and against all losses suffered by WFOE or the Nominee as a result of the exercise of its shareholder rights, including, without limitation, any losses arising from any lawsuit, charge or claim brought against it by any third party, or from any administrative investigation or sanction by any governmental authority. Provided, however, that no indemnification shall be made for losses that arise out of the willful or gross negligence of the WFOE or Nominee.

Article 6 Application of Law and Dispute Resolution

1. The conclusion, entry into force, interpretation and dispute settlement of this Agreement shall be governed by PRC law.

2. All disputes under this Agreement shall first be settled through friendly consultation. If the dispute is not settled by negotiation within thirty (30) days after the dispute arises, either party shall have the right to submit the dispute to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in Beijing by three arbitrators in accordance with the arbitration rules in force at the time of the application. The arbitral award shall be final and binding on all parties to the arbitration. While the arbitration is in progress, each party shall continue to perform its obligations under this Agreement, except for the matter or obligation under dispute.

3. If necessary, the arbitration institution shall have the right, prior to making a final decision on the dispute between the parties, to grant WFOE appropriate legal remedies under its authority by either awarding the defaulting party immediate cessation of the default or awarding the defaulting party not to engage in conduct that would cause further damage to the defending party, including: (1) awarding such remedies against the equity or assets of Target Company; (2) awarding such remedies against the equity or assets of Target Company (e.g., to order the Festival Culture to remain in operation or to compel the transfer of assets); (3) awarding the dissolution or liquidation of the Target Company.

4. Subject to PRC law, and on the condition that complying with PRC laws, regulations and valid arbitration rules, a court of competent jurisdiction (i.e. the courts of the PRC, the Hong Kong Special Administrative Region of the PRC, the Cayman Islands and the location of the parties’ principal assets) shall have the authority to grant interim relief (e.g. preservation of property, preservation of evidence) in support of the arbitration prior to the constitution of the arbitral tribunal or in appropriate circumstances, ex officio. Or, on the basis of an interlocutory decision of the arbitral institution, to rule that the breaching party immediately ceases the breach or that the breaching party refrains from acts that would cause further damage to the complying party.

Article 7 Confidentiality

1. The Confidential Information (including, but not limited to, business information, customer information, financial information, contracts, etc.) of a party (the “Disclosing Party”) has been or may be disclosed from time to time to the other party (the “Recipient”) prior to the conclusion of this Agreement and during the term of this Agreement. . The Recipient must maintain the confidentiality of the Confidential Information and shall not use the Confidential Information for any purpose other than as expressly provided herein. The foregoing confidentiality provisions shall not apply to information (a) that the Recipient has evidence that it had lawful possession of such information prior to its disclosure to the Disclosing Party; (b) that such information is or will be in the public domain not as a result of the Recipient’s breach of this Agreement; (c) that the Recipient has obtained such information from a third party who is not under a duty of confidentiality with respect to such information; and (d) that any party, in accordance with applicable laws, regulations or regulatory requirements or disclosed to its employees, agents, legal counsel or financial advisors in connection with its normal operations (provided that the Recipient shall ensure that such persons comply with the relevant terms and conditions of this Agreement and shall assume any liability arising from any breach by such persons of the relevant terms and conditions of this Agreement).

2. The above obligations of confidentiality are ongoing for the parties to this Agreement and shall not be terminated by the termination of this Agreement.

Article 8 Other Terms and Conditions

1. Each party shall complete the approval and registration procedures for the extension of the term of operation no later than 3 months prior to the expiry of the term of operation so that this Agreement shall remain in force.

2. During the term of this Agreement, one party may not assign its rights or obligations under this Agreement, in part or in whole, to any third party without the prior written consent of the other party, except that WFOE shall have the right to assign all or part of its rights and obligations under this Agreement.

3. If any provision of this Agreement is invalid, illegal or unenforceable under Chinese law, all other provisions of this Agreement shall remain in full force and effect. In the event that any provision of this Agreement is held to be invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith and amend this Agreement to achieve the original intent of the parties as nearly as possible in an acceptable manner.

4. If any amendment to this Agreement is proposed by the relevant regulatory authority, the parties shall negotiate an amendment to this Agreement accordingly.

5. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, talks and agreements between the parties with respect to such subject matter.

6. Failure or delay by a party to exercise a right under this Agreement shall not constitute a waiver of that right and shall not prevent the party from exercising that right again in the future if it has already exercised or partially exercised that right.

7. This Agreement shall be legally binding upon the parties hereto and their lawful successors and assigns.

8. The Parties may enter into supplemental agreements in connection with this Agreement and its related matters. Any amendment, supplement to this Agreement must be in writing and, except for the assignment by WFOE of its rights under this Agreement pursuant to Article 8.2, no amendment, supplement to this Agreement shall become effective until duly signed by the parties hereto. If any modification or supplement to this Agreement is required by law to obtain a license and/or registration or filing with any governmental agency, the parties shall obtain such license and/or complete such registration or filing in accordance with law.

9. This Agreement shall be written in Chinese in nine original copies, one copy for each of the parties, and others shall be retained by the Target Company and shall be of equal legal effect.

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Annex I

Share structure of Beijing Music Festival Culture Communications Co., Ltd

No.	Name	Percentage
1	Ningbo Huaqiang Ruizhe Investment Partnership (Limited Partnership)	15.3846%
2	Suzhou Fengqiao Jichu Chuangye Investment Partnership (Limited Partnership)	6.1538%
3	Tianjin Shengxin Enterprise Management Consulting Partnership (Limited Partnership)	15.3846%
4	Long YU	38.4616%
5	He YU	23.0769%
6	Zheng TU	1.5385%
	Total	100%

Annex II

Authorization

Ningbo Huaqiang Ruizhe Investment Partnership (Limited Partnership), Suzhou Fengqiao Jichu Chuangye Investment Partnership (Limited Partnership), Tianjin Shengxin Enterprise Management Consulting Partnership (Limited Partnership), Long YU, He YU and Zheng TU(the Company or I), Beijing Music Festival Culture Communications Co., Ltd., and Beijing Lecheng Future Culture Communications Co., Ltd has signed the Power of Attorney on [date]. In accordance with the agreement, the Company/I hereby issue this Authorization.

The Company/I, as a shareholder holding a total of 100% equity interest in Beijing Music Festival Culture Communications Co., Ltd. (“Music Festival Culture”), hereby unconditionally and irrevocably authorize WFOE and any of its authorized directors, successors or liquidators (hereinafter referred to as the “Representatives”), as the sole representative of the Company/I, to exercise all shareholder voting rights and other shareholder rights enjoyed by the Company/I in Music Festival Culture in accordance with the Articles of Association of Music Festival Culture and relevant laws, including but not limited to:

1. to propose, on behalf of the Company/I, to convene and participate in the general meeting of Music Festival Culture and to sign the minutes and resolutions of the meeting, to exercise the right to vote on all matters requiring discussion and resolution at the general meeting (including but not limited to the appointment, election or removal of directors, supervisors and senior management of the target company), and to sign on behalf of the Company/I any document requiring the signature of the shareholders of Music Festival Culture and to submit to the Company any document requiring the signature of the shareholders of Music Festival Culture. (ii) Any document submitted by the registry authority for filing purposes.

2. to make resolutions on behalf of the Company/I on the disposal of the cultural assets of Music Festival Culture.

3. to make resolutions on behalf of the Company/I with respect to the dissolution and liquidation of Music Festival Culture and to form a liquidation group on behalf of the Company/I and to exercise the powers of the liquidation group during the liquidation in accordance with the law, including but not limited to making resolutions with respect to the disposal of the assets of Music Festival Culture.

4. to decide to transfer or otherwise dispose of the Company’s/my shareholding in the Music Festival Culture.

5. any other rights of shareholders to which the Company/I am entitled by virtue of the Articles of Incorporation of Music Festival Culture or by law.

The Company/I hereby agrees and acknowledges that the Representative shall have full authority to exercise the rights within the above authority in such manner as the Company/I deem appropriate and the Company/I undertake to accept the obligations or liabilities arising from the exercise of such rights by the Representative. All acts done by the Representative in connection with the Company’s/my shareholding shall be deemed to be the Company’s/my own acts and all documents signed by the Representative shall be deemed to be signed by the Company/my own. The Representative may do all such acts on his or her own volition and without seeking the prior consent of the Company/me. For the avoidance of doubt, if necessary (e.g. to meet governmental requirements for approval, registration or filing of documents), the Company/I will provide full assistance to the representative in exercising the power of attorney, including the timely execution of relevant legal documents.

This authorization shall be effective from the date of signature by the Company/I, and shall remain valid during the period of validity of the Agreement.

The authorization is hereby given.

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